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                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of IVI Checkmate Corp. for the registration of 46,300 shares of its common stock pertaining to the Employee Stock Options Held by R. Lee Paulson and to the incorporation by reference therein of our report dated February 12, 1999, with respect to the consolidated financial statements of IVI Checkmate Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

Atlanta, Georgia
March 9, 2000